UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Monica Brady as Chief Accounting Officer

On September 26, 2017, the board of directors (the “Board”) of ProPhase Labs, Inc. (the “Company”) appointed Monica Brady as the Company’s Chief Accounting Officer, effective October 2, 2017. In this capacity, Ms. Brady will serve as the Company’s principal financial officer and principal accounting officer.

Ms. Brady, age 40, has served as the Company’s Director of Finance since 2009.

In connection with Ms. Brady’s appointment as Chief Accounting Officer, Ms. Brady’s annual base salary was increased to $132,000. In addition, on September 26, 2017, Ms. Brady was granted a stock option to purchase 25,000 shares of the Company’s common stock (the “Option Award”). The Option Award has a per share exercise price of $2.15 per share, which was the closing sale price of the Company’s common stock on the grant date, with 25% of the shares vested and exercisable as of the date of grant and the remaining 75% of the shares vesting in three annual installments beginning on September 26, 2018. The Option Award expires on September 26, 2024.

Employment Agreement Termination and Release Agreement with Robert V. Cuddihy, Jr.

On September 27, 2017, the Company entered into an Employment Agreement Termination and Release Agreement with Robert V. Cuddihy, Jr., the Company’s Chief Financial Officer (the “Termination Agreement”). Mr. Cuddihy announced his resignation on August 22, 2017, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2017.

The Termination Agreement provides that Mr. Cuddihy’s employment agreement will terminate effective as of 5:00 p.m. on September 30, 2017, and that on the expiration of the seven day revocation period from the date Mr. Cuddihy signs the Termination Agreement, and subject to his not having revoked the Termination Agreement prior to that time, the Company will pay Mr. Cuddihy a one-time lump sum payment of $55,000 by October 15, 2017. The Termination Agreement contains a general release of claims in favor of the Company and other customary provisions.

The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Employment Agreement Termination and Release Agreement, dated September 27, 2017, by and between ProPhase Labs, Inc. and Robert V. Cuddihy, Jr.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: October 2, 2017